UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2011

Momentive Performance Materials Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

333-146093	20-5748297
(Commission File Number)	(I.R.S. Employer Identification No.)

22 Corporate Woods Blvd. Albany, NY	12211
(Address of Principal Executive Offices)	(Zip Code)

(518) 533-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 13, 2011, Momentive Performance Materials Inc. (the “Company”) issued a press release announcing the extension of the Expiration Date for its previously announced offer to exchange (the “Exchange Offer”) up to (i) $635,000,000 aggregate principal amount of the Company’s 9.0% Second-Priority Springing Lien Notes due 2021, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding 9.0% Second-Priority Springing Lien Notes due 2021 and (ii) €150,000,000 aggregate principal amount of the Company’s 9.5% Second-Priority Springing Lien Notes due 2021, which have been registered under the Securities Act, for a like principal amount of the Company’s outstanding 9.5% Second-Priority Springing Lien Notes due 2021. The Expiration Date for the Exchange Offer has been extended to 5:00 p.m., New York City time, on June 14, 2011, unless further extended.

For additional information concerning the foregoing, a copy of the press release dated June 13, 2011 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

99.1	Text of press release, dated June 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: June 13, 2011	By:	/s/ George F. Knight
George F. Knight
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 13, 2011 titled “Momentive Performance Materials Inc. Extends Exchange Offer for 9.0% Second-Priority Springing Lien Notes due 2021 and 9.5% Second-Priority Springing Lien Notes due 2021.”